SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 14, 2004

FOCUS ENHANCEMENTS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-11860	04-3144936
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1370 Dell Ave., Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

(408) 866-8300
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective December 14, 2004, Focus Enhancements, Inc. entered into a third amendment to a lease contract (the "Amended Lease") with Carramerica Reality Operating Partnership, L.P. Under the terms of the Amended Lease, Focus' Semiconductor Group ("Focus"), located in Hillsboro, Oregon, will move to a larger Carramerica Reality facility. Focus will increase its rented space from approximately 10,390 square feet to 17,771 square feet. The lease is for a period of five years beginning on the later of (i) January 1, 2005 or (ii) the date Carramerica Reality make the premises available to Focus. Base rent will begin at $9.00 a square foot per year, and increase to $11.00 a square foot per year over the life of the Amended Lease. In addition to the base rent, Focus will be subject to other terms and conditions including payment of its applicable share of operating costs for the building in which it resides.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.
Date: December 17, 2004	By: /s/ Gary Williams
Name: Gary Williams Title: VP of Finance and CFO